Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-192238) of Fox Factory Holding Corp. and subsidiaries of our report dated May 26, 2020, relating to the consolidated financial statements of SCA Performance Holdings, Inc. and Subsidiaries which appears in this Amendment No. 1 to Current Report on Form 8-K.

/s/ Mayer Hoffman McCann CPAs
The New York Practice of Mayer Hoffman McCann P.C.
New York, New York
May 26, 2020